UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials—First mailed to shareholders on August 31, 2012

☐	Soliciting Material Pursuant to §240.14a-12

BancTrust Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** IMPORTANT ****

Dear BancTrust Financial Group Shareholder:

We recently mailed to you proxy materials for the Special Meeting of Shareholders to be held on September 26, 2012. According to our records, your vote has not yet been received.

Your vote in support of our merger with Trustmark Corporation is very important!

Because Alabama law requires that the merger be approved by two-thirds of the outstanding shares of BancTrust, we are sending this reminder notice out to all holders whose shares are still unvoted. We urge you to sign and send in your proxy or voting instructions as soon as possible. In many cases our shareholders will have the ability to vote over the Internet or by telephone, and we urge you to do so now. Instructions on how to vote over the Internet or by telephone are enclosed in this package.

If you do not attend the Special Meeting in person, your shares will not be represented at the Special Meeting unless you either sign and return the enclosed voting form or vote over the Internet or by telephone.

With the Special Meeting just weeks away, we urge you to vote NOW in support of our proposed Merger.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc., at 877-780-4190.

Best regards,

F. Michael Johnson
Secretary

www.banktrustonline.com

Phone: 251.431.7800 Fax: 251.431.7851

107 Saint Francis St., Suite 3100, Post Office Box 3067

Mobile, AL 36652